As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-259954

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5

TO
FORM S-1

ON

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

SOMALOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	85-4298912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2945 Wilderness Place
Boulder, Colorado 80301
(303) 625-9000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Adam Taich
Interim Chief Executive Officer
2945 Wilderness Place,
Boulder, Colorado 80301
(303) 625-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles D. Maguire, Jr. Tyler F. Mark Bryan Cave Leighton Paisner LLP 1700 Lincoln Avenue Denver, CO 80203 (303) 861-7000	Ruben Gutierrez General Counsel 2945 Wilderness Place, Boulder, Colorado 80301 (303) 625-9000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

On October 1, 2021, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-259954), as amended on October 8, 2021, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2021, (as amended, the “Registration Statement”). On May 11, 2022, we filed Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement solely to add exhibits to the Registration Statement in accordance with Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”), and on July 22, 2022 we filed Post-Effective Amendment No. 2 to the Registration Statement, as amended by Post-Effective Amendment No. 3 to the Registration Statement on September 23, 2022, which was subsequently declared effective by the SEC on October 18, 2022. On March 28, 2023 we filed Post-Effective Amendment No. 4 to the Registration Statement.

This Post-Effective Amendment No. 5 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 5”) is being filed by the Company to convert the registration statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	April 14, 2023

48,413,333 Shares of Common Stock
5,013,333 Warrants to Purchase Shares of Common Stock
10,533,333 Shares of Common Stock Underlying Warrants
838,100 Shares of Common Stock Underlying Options

This prospectus relates to the offer and sale from time to time by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of (A) up to 48,413,333 shares of our common stock, par value $0.0001 per share (“Common Stock”), consisting of up to (i) 36,500,000 shares of our Common Stock (the “PIPE Shares”) issued in a private placement pursuant to subscription agreements each entered into on March 28, 2021 (“Subscription Agreements” and collectively, the “PIPE Investment”); (ii) 6,900,000 shares of our Common Stock issued in connection with the consummation of the Merger (as defined below), in exchange for shares of Class B common stock of CMLS II (as defined below) originally issued in a private placement to CMLS Holdings II LLC, a Delaware limited liability company (“Sponsor”), and certain directors and former directors of the Company (collectively, the “Founder Shares”); and (iii) 5,013,333 shares of our Common Stock issuable upon the exercise of the Private Placement Warrants (as defined herein); and (B) up to 5,013,333 warrants (“Private Placement Warrants”) originally issued in a private placement to the Sponsor and certain CMLS II directors (collectively, the “Initial Stockholders”) at the time of CMLS II’s initial public offering (“IPO”) of 27,600,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”).

In addition, this prospectus relates to the offer and sale of: (i) up to 5,520,000 shares of our Common Stock that are issuable by us upon the exercise of 5,520,000 warrants (“Public Warrants”) originally issued in the IPO; (ii) up to 5,013,333 shares of our Common Stock that are issuable by us upon the exercise of the Private Placement Warrants following the public resale of the Private Placement Warrants by the Selling Securityholders pursuant to this prospectus; and (iii) up to 838,100 shares of Common Stock underlying options to purchase 838,100 shares of Common Stock (the “Madryn Options”).

On September 1, 2021, we consummated the transactions (the “Merger”) contemplated by that certain Agreement and Plan of Merger, dated as of March 28, 2021, as amended by Amendment No. 1 and Amendment No. 2 thereto (“Amendments”), dated as of May 12, 2021 and July 15, 2021, respectively (as so amended and may be further amended from time to time, the “Merger Agreement”), by and among CM Life Sciences II Inc., our predecessor company (“CMLS II”), SomaLogic, Inc., a Delaware corporation (“Old SomaLogic”), and S-Craft Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CMLS II (“Merger Sub”).

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our Common Stock or warrants, except with respect to amounts received by us upon the exercise of the warrants or the Madryn Options for cash. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Common Stock or warrants. See section entitled “Plan of Distribution” beginning on page 13 of this prospectus.

Our Common Stock and Public Warrants are listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SLGC” and “SLGCW” respectively. On April 12, 2023, the last quoted sale price for our Common Stock and Public Warrants as reported on Nasdaq were $3.16 and $0.510 respectively.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section entitled “Risk Factors” beginning on page 4 of this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in, or incorporated by reference into, this prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders hereunder may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of Common Stock issuable upon the exercise of the Public Warrants, Private Placement Warrants, and Madryn Options. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in, or incorporated by reference into, this prospectus. You should assume that the information appearing in, or incorporated by reference into, this prospectus is accurate as of their respective dates, regardless of the time of delivery of this prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Securityholders and their permitted transferees may use the shelf registration statement of which this prospectus forms a part to sell securities from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Unless expressly indicated or the context otherwise requires, references in this prospectus to “SomaLogic,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to SomaLogic, Inc., a Delaware corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact included in this prospectus and the documents we have filed with the SEC that are incorporated by reference, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus or the documents we have filed with the SEC that are incorporated by reference, the words “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences.

These statements include, but are not limited to the following:

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to comply with the listing requirements of the Nasdaq;

●	the risk of disruption, including in the Company’s information technology systems, to the Company’s current plans and operations;

●	the ability to recognize the anticipated benefits of the Company’s business, which may be affected by, among other things, competition and the ability to grow and manage growth profitably and retain its key employees;

●	costs related to the Company’s business;

●	changes in applicable laws or regulations;

●	the ability of the Company to raise financing in the future;

●	the success, cost and timing of the Company’s product development, sales and marketing, and research and development activities;

●	the ability to protect the Company’s intellectual property;

●	the Company’s plans to engage in acquisition activities and the anticipated impact of such activities on the Company’s financial results;

●	the impact of the procurement and budgetary cycles of customers;

●	the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product;

●	the Company’s ability to maintain existing license agreements and manufacturing arrangements;

●	the Company’s ability to attract or retain sales and distribution partners;

●	the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company;

●	the size and growth potential of the markets for the Company’s products, and the ability of each to serve those markets, either alone or in partnership with others;

●	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the ability to use net operating losses and certain other tax attributes;

●	the Company’s financial performance; and

●	the impact of the COVID-19 pandemic on the Company.

The forward-looking statements contained in or incorporated by reference into, this prospectus are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus and the documents we have filed with the SEC that are incorporated by reference. This summary is not complete and does not contain all of the information you should consider in making your investment decision. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

SomaLogic is a leading commercial-stage proteomics company. We have built an integrated proteomics platform that we believe is capable of robust, high throughput proteomics analysis with broad proteome coverage, low limits of detection, high reproducibility and at low costs. We designed our platform with the goal of being a universal proteomics platform, with the breadth (number of proteins measured) and precision (accuracy of measurement) important for discovery and research applications, and both the reproducibility and robustness important for clinical applications. Our platform is underpinned by our proprietary assay technology, our protein database (which we believe is one of the largest proteomics databases worldwide), and artificial intelligence and machine learning capabilities. As of December 31, 2022, our assay can measure approximately 7,000 protein target measurements in a single sample using only approximately 55 µL of plasma, serum, or other matrices. Our proteomics database contains over 4.2 billion protein measurements and our clinical database contains over 675,000 participant-years of clinical follow-up. Leveraging our artificial intelligence-enabled bioinformatics capability, we use our database to power diagnostic product development for our research and clinical customers. We currently run our platform within our own laboratory, receive samples from customers and perform proteomics analysis on their behalf.

Our foundational assay technology includes our library of modified aptamer protein identification reagents, referred to as “SOMAmer® reagents,” and our SomaScan® assay. Our SOMAmer® reagents are proprietary modified aptamers, which are short, synthetic single stranded DNA (ssDNA) sequences developed to bind specific protein targets with high affinity and specificity across the proteome. The SomaScan® assay is utilized for Research Use Only (“RUO”) applications, and our SomaSignal™ tests, which are run on the SomaScan® Platform, are available as Laboratory-Developed Tests (“LDT”) in the United States.

Life Sciences

Our business model is currently focused on customers conducting life sciences research or biopharmaceutical development. Our assay services delivered to the research market are focused on pharmaceutical and biotechnology companies, and academic and government research institutions. We facilitate drug development, analysis of clinical trials and new human biology insights by assessing protein-protein and protein-gene interaction networks. In addition to providing protein data for research customer use, as of December 31, 2022, we offered 29 SomaSignal™ RUO protein-pattern recognition tests covering multiple applications, including facilitation of clinical trials (patient inclusion/exclusion, therapeutic effects of pharmaceuticals during trials, and other use cases). We continue to work with collaborators to explore new applications of our technology for life sciences research and clinical proteomics. As a result of our significant government- or grant-funded customer base, whose cycles often coincide with government fiscal year ends, our business is subject to significant seasonal factors which may cause sales of our products to vary on a quarterly or yearly basis and increase the magnitude of quarterly or annual fluctuations in our operating results.

Diagnostics

Our services and products delivered into the clinical market are focused on providing data-driven diagnostic tests aimed at enabling high predictive power of biological disease and risks to patients based on high-plex proteomic measurement and bioinformatics predictive model development. We offered 19 SomaSignal™ tests for use as LDTs under our Clinical Laboratory Improvement Amendments (“CLIA”) certification as of December 31, 2022. We also have a pipeline of several unique tests that could be developed and use claims targeting multiple applications, including offerings for health and wellness, preventative medical and disease management for pharmaceutical companies, health system providers and payors. We have developed a number of health system partnerships in the United States which we are studying use cases and benefits for SomaSignal™ tests for patient populations.

Corporate Information

SomaLogic Operating Co., Inc. (formerly SomaLogic, Inc., and herein “SomaLogic Operating”) was incorporated in the state of Delaware on October 13, 1999 and is headquartered in Boulder, Colorado. SomaLogic Operating is a protein biomarker discovery and clinical diagnostics company that develops slow off-rate modified aptamers (“SOMAmers®”), which are modified nucleic acid-based protein binding reagents that are specific for their cognate protein, and offers proprietary SomaScan® services, which provide multiplex protein detection and quantification of protein levels in complex biological samples.

CM Life Sciences II Inc. (“CMLS II”) was incorporated in Delaware as a blank check company on December 15, 2020. CMLS II was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

On September 1, 2021, we consummated the merger (the “Merger”) contemplated by the Merger Agreement (as amended, the “Merger Agreement”), dated March 28, 2021, by and among CMLS II, S-Craft Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of CMLS II (“Merger Sub”), and SomaLogic Operating (“Old SomaLogic”). Pursuant to the Merger Agreement, Merger Sub merged with and into Old SomaLogic, with Old SomaLogic surviving the merger as a wholly-owned subsidiary of CMLS II. Upon the closing of the Merger, CMLS II changed its name to SomaLogic, Inc., and Old SomaLogic changed its name to SomaLogic Operating Co., Inc.

Our principal executive offices are located at 2945 Wilderness Place, Boulder, Colorado 80301, and our telephone number at that address is (303) 625-9000.

Our website address is http://www.somalogic.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference.

We use the SomaLogic logo and other marks as trademarks in the United States and other countries. This prospectus and the documents incorporated by reference herein contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference herein, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of CMLS II’s initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Unless expressly indicated or the context requires otherwise, the terms “SomaLogic,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to SomaLogic, Inc., the parent entity formerly named CM Life Sciences II Inc., after giving effect to the Merger, and as renamed SomaLogic, Inc., and where appropriate, our wholly-owned subsidiaries (including Old SomaLogic).

The Offering

Issuer	SomaLogic, Inc.

Issuance of Common Stock

Shares of Common Stock offered by us

Up to 10,533,333 shares of Common Stock issuable upon exercise of warrants, consisting of:

a.  up to 5,520,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants;

b. up to 5,013,333 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants following the public resale of the Private Placement Warrants by the Selling Securityholders; and

c.  up to 838,100 shares of Common Stock underlying options to purchase 838,100 shares of Common Stock.

Exercise price of Public Warrants and Private Placement Warrants	$11.50 per share, subject to adjustments as described herein

Exercise price of Madryn Options	$4.77 per share, subject to adjustments as described herein

Resale of Common Stock and Private Placement Warrants

Shares of Common Stock offered by the Selling Securityholders

Up to 48,413,333 shares of Common Stock, consisting of:

a.  up to 36,500,000 PIPE Shares;

b.  up to 6,900,000 Founder Shares; and

c.  up to 5,013,333 shares of our Common Stock issuable upon the exercise of the Private Placement Warrants.

Warrants offered by the Selling Securityholders	Up to 5,013,333 Private Placement Warrants.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock and Private Placement Warrants registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Private Placement Warrants by the Selling Securityholders.

Nasdaq symbols	Our Common Stock and Public Warrants are listed on the Nasdaq under the symbols “SLGC” and “SLGCW,” respectively.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

RISK FACTORS

Investing in our securities involves significant risk. Prior to making a decision about investing in our securities, you should carefully consider all of the information appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2022, as amended, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the securities hereunder.

Assuming the exercise of all outstanding warrants for cash and the exercise of all outstanding Madryn Options for cash, we will receive an aggregate of approximately $125.1 million, but will not receive any proceeds from the sale of the shares of Common Stock issuable upon such exercise. We expect to use the net proceeds from the exercise of the warrants and the Madryn Options, if any, for investment in growth, and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the warrants and the Madryn Options. There is no assurance that the holders of the warrants or holders of the Madryn Options will elect to exercise for cash any or all of such warrants or Madryn Options. To the extent that any warrants or Madryn Options are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants or Madryn Options will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Public Warrants, the Private Placement Warrants, and the Madryn Options offered hereby is determined by reference to the exercise price of the warrants of $11.50 per share and the exercise price of the Madryn Options of $4.77 per share. The Public Warrants are listed on the Nasdaq under the symbol “SLGCW.”

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock or Private Placement Warrants being offered for resale by this prospectus, which consists of:

●	up to 36,500,000 PIPE Shares;

●	up to 6,900,000 Founder Shares;

●	up to 5,013,333 shares of Common Stock issuable upon the exercise of Private Placement Warrants; and

●	up to 5,013,333 Private Placement Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock or Private Placement Warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after October 15, 2021 from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following tables provide, as of October 15, 2021, information regarding the beneficial ownership of our Common Stock and Private Placement Warrants of each Selling Securityholder, the number of shares of Common Stock and number of Private Placement Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the tables below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholders and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the tables is presented. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by the Selling Securityholders and the percentage ownership of each Selling Securityholder, securities that are currently convertible or exercisable into shares of our Common Stock, or convertible or exercisable within 60 days following the date of this prospectus, are deemed beneficially owned by the Selling Securityholder.

Except as described herein or in the documents incorporated by reference, none of the Selling Securityholders or their respective affiliates has been an officer or director of our Company or any of our predecessors or affiliates within the last three years, nor has any Selling Securityholder had a material relationship with us within the last three years.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of Common Stock or Private Placement Warrants registered on its behalf.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares of Common Stock and Private Placement Warrants.

	Shares of Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering(1)	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering(2)
Ally Bridge MedAlpha Master Fund L.P.(3)	800,000	800,000	—	—
Alyeska Master Fund, L.P.(4)	500,000	500,000	—	—
ARK PIPE Fund I LLC(5)	5,477,867	1,500,000	—	—
Boston Millennia Partners IV Limited Partnership and certain of its affiliates(6)	582,535	200,000	—	—
Casdin Private Growth Equity Fund, L.P. and certain of its affiliates(7)	12,701,006	2,500,000	—	—
Chimera Investment LLC(8)	600,000	600,000	—	—
CMLS Holdings II LLC(9)	11,146,669	11,146,669	—	—
Corvex Master Fund LP and certain of its affiliates(10)	2,500,000	2,500,000	—	—
Certain entities within the D. E. Shaw group(11)	1,438,834	800,000	—	—
Declaration Capital Fund SPV XI LLC(12)	650,000	650,000	—	—
Dendur Master Fund Ltd.(13)	530,613	200,000	—	—
Driehaus Life Sciences Master Fund, L.P. and certain of its affiliates(14)	1,611,345	1,000,000	—	—
Farallon Capital Partners, L.P. and certain of its affiliates(15)	5,962,939	1,500,000	—	—
Foresite Capital Fund V, L.P.(16)	5,462,938	1,000,000	—	—
Illumina, Inc.(17)	2,500,000	2,500,000	—	—
Janus Capital Management LLC, as investment advisor for its clients(18)	2,999,900	3,000,000	—	—
Jason Kelly(19)	191,666	191,666	—	—
JS Capital LLC(20)	1,000,000	1,000,000	—	—
Kevin Conroy(21)	191,666	191,666	—	—
Magnetar Capital Master Fund Ltd and certain of its affiliates(22)	599,481	500,000	—	—
Howard Hoffen and Sandra Hoffen, Tenants in Common(23)	225,000	225,000	—	—
Entities affiliated with Millennium Management LLC(24)	2,273,021	750,000	—	—
Monashee Solitario Fund LP(25)	1,525,125	250,000	—	—
Mossrock Capital, LLC(26)	177,512	50,000	—	—
Morgan Stanley entities(27)	1,454,916	1,000,000	—	—
Novartis Pharma AG and certain of its affiliates(28)	10,691,195	100,000	—	—
Perceptive Life Sciences Master Fund, Ltd.(29)	2,160,000	1,500,000	—	—
Pura Vida Investments, LLC and certain of its affiliates(30)	3,044,689	1,500,000	—	—
Stephen Quake and certain affiliates(31)	591,666	591,666	—	—
Redmile Group, LLC and certain of its affiliates(32)	1,577,980	1,500,000	—	—
Sachem Head LP and certain of its affiliates(33)	660,000	500,000	—	—
SB Northstar LP(34)	2,200,000	2,200,000	—	—
Soleus Capital Master Fund, L.P. and certain of its affiliates(35)	438,990	400,000	—	—
T. Rowe Price New Horizons Fund, Inc. and certain of its affiliates(36)	7,162,914	2,700,000	—	—
TBC 222 LLC(37)	400,000	400,000	—	—
Certain funds and accounts managed by TOMS Capital Investment Management LP(38)	500,000	500,000
Troy M. Cox(39)	241,666	241,666
Velan Capital Partners, LP(40)	441,760	225,000
Ziff Capital Healthcare Ventures-SL, LLC(41)	2,775,125	1,500,000

Total

*	Less than 1%

(1)	The first table includes PIPE Shares, Founder Shares, Earn-Out Shares (includes both shares beneficially owned as determined in accordance with Rule 13d-3 of the Exchange Act and shares which the holder has a contingent right to receive and assumes that none of the restricted stock units in respect of the Earn-Out Shares granted pursuant to the earn-out award agreement were forfeited), shares of Common Stock issuable upon exercise of the Private Placement Warrants (including both shares beneficially owned as determined in accordance with Rule 13d-3 of the Exchange Act and additional shares underlying the Private Placement Warrants to purchase Common Stock which may be exercisable or vest within one year following the Closing), shares of Common Stock issuable upon exercise of the Public Warrants (including both shares beneficially owned as determined in accordance with Rule 13d-3 of the Exchange Act and additional shares underlying the Public Warrants to purchase Common Stock which may be exercisable or vest within one year following the IPO), and the second table includes the Private Placement Warrants included in this table (collectively, the “Resale Securities”). We do not know when or in what amounts the Selling Securityholders will offer the Resale Securities for sale, if at all.

(2)	The percentage of shares or warrants to be beneficially owned after completion of the offering is calculated on the basis of 181,163,363 shares of Common Stock outstanding at the Closing Date, which excludes all currently outstanding warrants and Earn-Out Shares.

(3)	Includes 800,000 PIPE Shares.

(4)	Includes 500,000 PIPE Shares.

(5)	Includes (i) 1,500,000 PIPE Shares, (ii) 548,745 shares of Common Stock issuable upon exercise of the Public Warrants, and (iii) 3,429,122 shares of Common Stock.

(6)	Includes (i) 200,000 PIPE Shares held by Boston Millennia Partners IV Limited Partnership, (ii) 342,297 shares of Common Stock held by Boston Millennia Partners IV Limited Partnership, (iii) 11,112 Earn-Out Shares to be issued to Boston Millennia Partners IV Limited Partnership, (iv) 28,542 shares of Common Stock held by Boston Millennia Associates IV Partnership and (v) 584 Earn-Out Shares to be issued to Boston Millennia Associates IV Partnership.

(7)	Includes (i) 2,500,000 PIPE Shares held by Casdin Partners Master Fund, L.P, (ii) 7,416,812 shares of Common Stock held by Casdin Partners Master Fund, L.P., (iii) 233,943 Earn-Out Shares to be issued to Casdin Partners Master Fund, L.P, (iv) 2,472,270 shares of Common Stock held by Casdin Private Growth Equity Fund, L.P., and (v) 77,981 Earn-Out Shares to be issued to Casdin Private Growth Equity Fund, L.P. The shares held by Casdin Partners Master Fund, L.P. may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, L.P., (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund L.P., and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. Mr. Casdin is a director of the Company.

(8)	Includes 600,000 PIPE Shares.

(9)	Includes 4,346,669 shares of Common Stock issuable upon exercise of the Private Placement Warrants and 6,800,000 Founder Shares.

(10)	Includes (i) 125,000 PIPE Shares held by Corvex Master Fund LP, (ii) 2,335,000 PIPE Shares held by Corvex Select Equity Master Fund LP, and (iii) 40,000 PIPE Shares held by Corvex Dynamic Equity Select Master Fund LP.

(11)	Includes (i) 200,000 PIPE Shares held by D. E. Shaw Oculus Portfolios, L.L.C., and (ii) 600,000 PIPE Shares held by D. E. Shaw Valence Portfolios, L.L.C. (together with D. E. Shaw Oculus Portfolios, L.L.C., the “D. E. Shaw Entities”), (iii) 106,472 shares of Common Stock issuable upon exercise of the Public Warrants held by D. E. Shaw Valence Portfolios, L.L.C., and (iv) 532,362 shares of Common Stock held by D. E. Shaw Valence Portfolios, L.L.C. Each of the D. E. Shaw Entities has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the shares directly owned by it. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of the D. E. Shaw Entities, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of the D. E. Shaw Entities, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the shares owned by the D. E. Shaw Entities on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the shares owned by the D. E. Shaw Entities. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities and, therefore, David E. Shaw may be deemed to be the beneficial owner of the shares owned by the D. E. Shaw Entities. David E. Shaw disclaims beneficial ownership of the shares owned by the D. E. Shaw Entities. The business address of each of the D. E. Shaw Entities is c/o D. E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

(12)	Includes 650,000 PIPE Shares.

(13)	Includes (i) 200,000 PIPE Shares, (ii) 60,000 shares of Common Stock issuable upon exercise of the Public Warrants, and (iii) 270,613 shares of Common Stock.

(14)	Includes (i) 439,830 PIPE Shares held by Destinations Multi Strategy Alternatives Fund, (ii) 77,310 shares of Common Stock issuable upon exercise of the Public Warrants held by Destinations Multi Strategy Alternatives Fund; (iii) 386,550 shares of Common Stock held by Destinations Multi Strategy Alternatives Fund, (iv) 131,600 PIPE Shares held by Driehaus Event Driven Fund; (v) 22,690 shares of Common Stock issuable upon exercise of the Public Warrants Driehaus Event Driven Fund; (vi) 124,795 shares of Common Stock Driehaus Event Driven Fund; and (vii) 428,570 PIPE Shares held by Driehaus Life Sciences Master Fund, L.P.

(15)	Includes (i) 50,000 PIPE Shares held by Farallon Capital F5 Master I, L.P., (ii) 13,600 PIPE Shares held by Farallon Capital (AM) Investors, L.P., (iii) 40,900 PIPE Shares held by Farallon Capital Institutional Partners II, L.P., (iv) 186,800 PIPE Shares held by Farallon Capital Institutional Partners, L.P., (v) 26,200 PIPE Shares held by Four Crossings Institutional Partners V, L.P., (vi) 22,600 PIPE Shares held by Farallon Capital Institutional Partners III, L.P., (vii) 290,900 PIPE Shares held by Farallon Capital Offshore Investors II, L.P., (viii) 119,000 PIPE Shares held by Farallon Capital Partners, L.P., (xiv) 750,000 PIPE Shares held by Zone II Healthcare Holdings, LLC, (xv) 4,326,473 shares of Common Stock held by Zone II Healthcare Holdings, LLC, and (xvi) 136,466 Earn-Out Shares to be issued to Zone II Healthcare Holdings, LLC.

(16)	Includes (i) 1,000,000 PIPE Shares, (ii) 4,326,472 shares of Common Stock and (iii) 136,466 Earn-Out Shares to be issued.

(17)	Includes 2,500,000 PIPE Shares.

(18)	Includes (i) 2,827,394 PIPE Shares held by Janus Henderson Triton Fund, (ii) 13,411 PIPE Shares held by National Elevator Industry Health Benefit Plan, (iii) 30,686 PIPE Shares held by PENN SERIES FUND, INC. SMALL CAP GROWTH FUND, (iv) 38,826 PIPE Shares held by Migros Pensionskasse — Aktien Welt, (v) 58,963 PIPE Shares held by Nationwide Savings Plan, (vi) 15,071 PIPE Sharesheld by LIUNA National (Industrial) Pension Fund and (vii) 15,549 PIPE Shares held by LIUNA Staff & Affiliates Pension Fund. Such shares may be deemed to be beneficially owned by Janus Capital Management LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Fund and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Fund. Under the terms of its management contract with the Fund, Janus has overall responsibility for directing the investments of the Fund in accordance with the Fund’s investment objective, policies and limitations. Each Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who makes decisions with respect to the disposition of the Shares. The address for Janus is 151 Detroit Street, Denver, CO 80206.

(19)	Includes 166,666 shares of Common Stock issuable upon exercise of the Private Placement Warrants and 25,000 Founder Shares.

(20)	Includes 1,000,000 PIPE Shares.

(21)	Includes 166,666 shares of Common Stock issuable upon exercise of the Private Placement Warrants and 25,000 Founder Shares.

(22)	Includes (i) 37,500 PIPE Shares held by Magnetar Capital Master Fund Ltd, (ii) 282 shares of Common Stock issuable upon exercise of the Public Warrants held by Magnetar Capital Master Fund Ltd, (iii) 1,488 shares of Common Stock held by Magnetar Capital Master Fund Ltd, (iv) 95,050 PIPE Shares held by Map 243 Segregated Portfoli, (v) 2,674 shares of Common Stock issuable upon exercise of the Public Warrants held by Map 243 Segregated Portfoli, (vi) 15,477 shares of Common Stock held by Map 243 Segregated Portfoli, (vii) 213,870 PIPE Shares held by NR 1 SP, (viii) 3,201 shares of Common Stock issuable upon exercise of the Public Warrants held by NR 1 SP, (vix) 18,528 shares of Common Stock held by NR 1 SP, (x) 153,580 PIPE Shares held by Magnetar Constellation Fund II-PRA LP — Series H Interests, (xi) 4,314 shares of Common Stock issuable upon exercise of the Public Warrants held by Magnetar Constellation Fund II — PRA LP — Series H Interests, (xii) 22,485 shares of Common Stock held by Magnetar Constellation Fund II — PRA LP- Series H Interests, (xiii) 11,926 shares of Common Stock held by Boothbay Absolute Return Strategies, LP, (xiv) 8,074 shares of Common Stock held by Boothbay Diversified Alpha Master Fund LP, (xv) 979 shares of Common Stock issuable upon exercise of the Public Warrants held by Corbin Hedged Equity Fund, L.P., (xvi) 5,061 shares of Common Stock held by Corbin Hedged Equity Fund, L.P., (xvii) 250 shares of Common Stock issuable upon exercise of the Public Warrants held by Magnetar Healthcare Master Fund Ltd, and (xviii) 4,742 shares of Common Stock held by Magnetar Healthcare Master Fund Ltd.

(23)	Includes 225,000 PIPE Shares.

(24)	Includes (i) 750,000 PIPE Shares held by Integrated Core Strategies (US) LLC, (ii) 1,522,175 shares of Common Stock held by Integrated Core Strategies (US) LLC, and (iii) 846 shares of Common Stock held by Integrated Assets II LLC. Integrated Assets II LLC is an affiliate of Integrated Core Strategies (US) LLC. Millennium International Management LP is the investment manager to Integrated Assets II LLC and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets II LLC. Millennium Management LLC is the general partner of the managing member of Integrated Core Strategies (US) LLC and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. Millennium Management LLC is also the general partner of the 100% owner of Integrated Assets II LLC and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets II LLC. Millennium Group Management LLC is the managing member of Millennium Management LLC and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC. Millennium Group Management LLC is also the general partner of Millennium International Management LP and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Assets II LLC. The managing member of Millennium Group Management LLC is a trust of which Israel A. Englander (“Mr. Englander”) currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies (US) LLC and Integrated Assets II LLC. The foregoing should not be construed in and of itself as an admission by Millennium International Management LP, Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies (US) LLC or Integrated Assets II LLC, as the case may be.

(25)	Includes (i) 250,000 PIPE Shares, (ii) 1,236,135 shares of Common Stock, and (iii) 38,990 Earn-Out Shares to be issued.

(26)	Includes (i) 50,000 PIPE Shares, (ii) 123,613 shares of Common Stock and (iii) 3,899 Earn-Out Shares to be issued.

(27)	Includes (i) 114,336 PIPE Shares held by EQ Advisors Trust — EQ/Morgan Stanley Small Cap Growth Portfolio, (ii) 50,597 shares of Common Stock held by EQ Advisors Trust — EQ/Morgan Stanley Small Cap Growth Portfolio, (iii) 248,614 PIPE Shares held by Inception Trust, (iv) 97,892 shares of Common Stock held by Inception Trust, (v) 469 PIPE Shares held by Morgan Stanley Investment Funds — Counterpoint Global Fund; (vi) 229 shares of Common Stock held by Morgan Stanley Investment Funds — Counterpoint Global Fund, (vii) 635,501 PIPE Shares held by Morgan Stanley Institutional Fund, Inc. — Inception Portfolio; (viii) 305,714 shares of Common Stock held by Morgan Stanley Institutional Fund, Inc. — Inception Portfolio, (vix) 1,080 PIPE Shares held by Morgan Stanley Institutional Fund, Inc. — Counterpoint Global Portfolio, and (vx) 484 shares of Common Stock held by Morgan Stanley Institutional Fund, Inc. — Counterpoint Global Portfolio.

(28)	Includes (i) 100,000 PIPE Shares held by Novartis Pharma AG, (ii) 8,591,140 shares of Common Stock held by, Novartis Pharma AG, (iii) 270,984 Earn-Out Shares to be issued to Novartis Pharma AG, (iv) 1,676,200 shares of Common Stock held by Novartis Institutes for BioMedical Research, Inc., and (v) 52,871 Earn-Out Shares to be issued to Novartis Institutes for BioMedical Research, Inc.

(29)	Includes (i) 1,500,000 PIPE Shares, (ii) 110,000 shares of Common Stock issuable upon exercise of the Public Warrants, and (iii) 550,000 shares of Common Stock.

(30)	Includes (i) 343,500 PIPE Shares held by Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20, (ii) 111,084 shares of Common Stock issuable upon exercise of the Public Warrants held by Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20, (iii) 436,673 shares of Common Stock held by Highmark Limited, in respect of its Segregated Account Highmark Long/Short Equity 20, (iv) 60,000 PIPE Shares held by Sea Hawk Multi-Strategy Master Fund Ltd, (v) 8,613 shares of Common Stock issuable upon exercise of the Public Warrants held by Sea Hawk Multi-Strategy Master Fund Ltd, (vi) 43,069 shares of Common Stock held by Sea Hawk Multi-Strategy Master Fund Ltd, (vii) 93,000 PIPE Shares held by Walleye Manager Opportunities LLC, (viii) 10,291 shares of Common Stock issuable upon exercise of the Public Warrants held by Walleye Manager Opportunities LLC, (vix) 51,460 shares of Common Stock held by Walleye Manager Opportunities LLC, (x) 141,000 PIPE Shares held by Walleye Opportunities Master Fund Ltd, (xi) 14,747 shares of Common Stock issuable upon exercise of the Public Warrants held by Walleye Opportunities Master Fund Ltd, (xii) 120,779 shares of Common Stock held by Walleye Opportunities Master Fund Ltd, (xiii) 862,500 PIPE Shares held by Pura Vida Master Fund, Ltd., (xiv) 124,662 shares of Common Stock issuable upon exercise of the Public Warrants held by Pura Vida Master Fund, Ltd., and (xv) 623,311 shares of Common Stock held by Pura Vida Master Fund, Ltd.

(31)	Includes (i) 100,000 PIPE Shares held by DeltaXDeltaP Hbar Trust, (ii) 150,000 PIPE Share held by The Eleftheria Foundation, (iii) 150,000 PIPE Shares held by Quake 2017 Charitable Remainder Unitrust, (iv) 166,666 shares of Common Stock issuable upon exercise of the Private Placement Warrants and (v) 25,000 Founder Shares held by Stephen Quake. Stephen Quake is the President of The Eleftheria Foundation and the settlor of DeltaXDeltap Hbar Trust. Stephen Quake was previously a director of the Company.

(32)	Includes (i) 28,600 PIPE Shares held by Redmile Capital Offshore II Master Fund, Ltd., (ii) 35,200 PIPE Shares held by Redmile Capital Offshore Fund (ERISA), Ltd., (iii) 917,300 PIPE Shares held by Redmile Capital Offshore Master Fund, Ltd., (iv) 74,000 PIPE Shares held by Map 20 Segregated Portfolio, a Segregated Portfolio of LMA SPC, (v) 444,900 PIPE Shares held by Redmile Capital Fund, LP and (v) 11,697 Earn-Out Shares to be issued to Redmile Strategic Master Fund, LP. and (vi) 66,283 Earn-Out Shares to be issued to RAF, LP. Redmile Group, LLC is the investment manager/adviser to each of the private investment vehicles listed in items (i) through (vii) (collectively, the “Redmile Funds”) and, in such capacity, exercises voting and investment power over all of the securities held by the Redmile Funds and may be deemed to be the beneficial owner of these securities. Jeremy C. Green serves as the managing member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Building D, Suite D3-300, San Francisco, California 94129.

(33)	Includes (i) 297,400 PIPE Shares held by Sachem Head LP, (ii) 94,624 shares of Common Stock issuable upon exercise of the Public Warrants held by Sachem Head LP, (iii) 202,600 PIPE Shares held by Sachem Head Master LP, and (iv) 65,376 shares of Common Stock issuable upon exercise of the Public Warrants held by Sachem Head Master LP.

(34)	Includes 2,200,000 PIPE Shares.

(35)	Includes 400,000 PIPE Shares held by Soleus Capital Master Fund, L.P. (“Soleus Master Fund”). Soleus Capital, LLC (“SC LLC”) is the sole general partner of Soleus Master Fund and thus holds voting and dispositive power over the PIPE Shares held by Soleus Master Fund. Soleus Capital Group, LLC (“SCG LLC”) is the sole managing member of SC LLC. Mr. Guy Levy is the sole managing member of SCG LLC. Each of SCG LLC, SC LLC and Mr. Guy Levy disclaims beneficial ownership of the PIPE Shares held by Soleus Master Fund, except to the extent of their respective pecuniary interests therein. Also includes 38,990 Earn-Out Shares issuable to Soleus Private Equity Fund I, L.P. (“Soleus PE Fund I”). Soleus Private Equity GP I, LLC (“Soleus GP”) is the sole general partner of Soleus PE Fund I. Soleus GP holds voting and dispositive power over the Earn-Out Shares issuable to Soleus PE Fund I. Soleus PE GP I, LLC (“Soleus PE GP”) is the sole manager of Soleus GP. Mr. Guy Levy is the sole managing member of Soleus PE GP. Each of Mr. Guy Levy, Soleus PE GP and Soleus GP disclaims beneficial ownership of the Earn-Out Shares issuable to Soleus PE Fund I, except to the extent of their respective pecuniary interests therein. Soleus PE Fund I does not hold voting or dispositive power over, nor does it hold any pecuniary interest in, the PIPE Shares held by Soleus Master Fund, and Soleus Master Fund does not hold voting or dispositive power over, nor does it hold any pecuniary interest in, the Earn-Out Shares issuable to Soleus PE Fund I.

(36)	Includes (i) 1,629,162 PIPE Shares held by T. Rowe Price New Horizons Fund, Inc., (ii) 202,676 PIPE Shares held by T. Rowe Price New Horizons Trust, (iii) 9,456 PIPE Shares held by T. Rowe Price U.S. Equities Trust, (iv) 6,363 PIPE Shares held by MassMutual Select Funds, (v) 756,585 PIPE Shares held by T. Rowe Price Health Sciences Fund, Inc., (vi) 122,177 Earn-Out Shares to be issued to T. Rowe Price Health Sciences Fund, Inc., (vii) 62,011 PIPE Shares held by TD Mutual Funds — TD Health Sciences Fund, (viii) 8,783 Earn-Out Shares to be issued to TD Mutual Funds — TD Health Sciences Fund, (ix) 33,747 PIPE Shares held by T. Rowe Price Health Sciences Portfolio, (x) 5,505 Earn-Out Shares to be issued to T. Rowe Price Health Sciences Portfolio, (xi) 174,533 PIPE Shares held by HorizonBeach & Co., (xii) 3,873,442 PIPE Shares held by LobsterCrew & Co., (xiii) 278,474 PIPE Shares held by Mac & Co., LLC.

(37)	Includes 400,000 PIPE Shares.

(38)	Includes (i) 75,725 PIPE Shares held by PBCAY ONE LIMITED, (ii) 96,949 PIPE Shares held by TCIM SP Opportunities Master Fund LP, (iii) 166,419 PIPE Shares held by TOMS Capital Investments LLC, and (iv) 160,907 PIPE Shares held by TCIM Capital Opportunities I Ltd.

(39)	Includes (i) 50,000 PIPE Shares, (ii) 166,666 shares of Common Stock issuable upon exercise of the Private Placement Warrants and (iii) 25,000 Founder Shares. Mr. Cox is a Director of the Company.

(40)	Includes (i) 225,000 PIPE Shares, (ii) 2,060 shares of Common Stock issuable upon exercise of the Public Warrants and (iii) 10,300 shares of Common Stock.

(41)	Includes (i) 1,500,000 PIPE Shares, (ii) 1,236,135 shares of Common Stock and (iii) 38,990 Earn-Out Shares to be issued.

	Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percentage Beneficially Owned After Offering(2)
CMLS Holdings II LLC(42)	4,346,669	4,346,669	—	—
Jason Kelly(43)	166,666	166,666	—	—
Kevin Conroy(44)	166,666	166,666	—	—
Stephen Quake(45)	166,666	166,666	—	—
Troy Cox(46)	166,666	166,666	—	—
Total	5,013,333	5,013,333	—	—

(42)	Includes 4,346,669 Private Placement Warrants.

(43)	Includes 166,666 Private Placement Warrants.

(44)	Includes 166,666 Private Placement Warrants.

(45)	Includes 166,666 Private Placement Warrants.

(46)	Includes 166,666 Private Placement Warrants.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Common Stock or Private Placement Warrants or interests in our Common Stock or Private Placement Warrants received after October 15, 2021 from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Common Stock or Private Placement Warrants or interests in our Common Stock or Private Placement Warrants on any stock exchange, market or trading facility on which shares of our Common Stock or Private Placement Warrants, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their shares of Common Stock or Private Placement Warrants or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares of Common Stock or Private Placement Warrants as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their employees, partners, members or stockholders;

●	short sales (including short sales “against the box”) effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of standardized or over-the-counter options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	by pledge to secure debts and other obligation;

●	directly to purchasers, including our affiliates and stockholders, in a rights offering or otherwise;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through agents;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares of Common Stock or Private Placement Warrants at a stipulated price per share or per Private Placement Warrant; and

●	through a combination of any of these methods or any other method permitted by applicable law.

The Selling Securityholders may effect the distribution of our Common Stock and Private Placement Warrants from time to time in one or more transactions either:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices relating to the prevailing market prices; or

●	at negotiated prices.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our Common Stock or Private Placement Warrants owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock or Private Placement Warrants, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer shares of our Common Stock or Private Placement Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

We and the Selling Securityholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of our Common Stock and Private Placement Warrants, including liabilities under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Common Stock and Private Placement Warrants. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of Common Stock and Private Placement Warrants through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling security holder;

●	the number of Common Stock and Private Placement Warrants being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price;

●	the estimated net proceeds to us from the sale of the Common Stock and Private Placement Warrants;

●	any delayed delivery arrangements; and

●	other material terms of the offering.

In addition, upon being notified by a Selling Securityholder that a donee, pledgee, transferee or other successor-in-interest intends to sell Common Stock and Private Placement Warrants, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

Agents, broker-dealers and underwriters or their affiliates may engage in transactions with, or perform services for, the Selling Securityholders (or their affiliates) in the ordinary course of business. The Selling Securityholders may also use underwriters or other third parties with whom such selling stockholders have a material relationship. The Selling Securityholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

There can be no assurances that the Selling Securityholders will sell, nor are the Selling Securityholders required to sell, any or all of the Common Stock and Private Placement Warrants offered under this prospectus.

In connection with the sale of shares of our Common Stock or Private Placement Warrants or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock or Private Placement Warrants in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our Common Stock or Private Placement Warrants short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Stock or Private Placement Warrants to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Stock or Private Placement Warrants offered by this prospectus, which shares or Private Placement Warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our Common Stock or Private Placement Warrants offered by them will be the purchase price of such shares of our Common Stock or Private Placement Warrants less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of share of our Common Stock or Private Placement Warrants to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell a portion of our Common Stock or Private Placement Warrants in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our Common Stock or Private Placement Warrants or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our Common Stock or Private Placement Warrants may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our Common Stock or Private Placement Warrants to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our Common Stock and Private Placement Warrants offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Common Stock or Private Placement Warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock or Private Placement Warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock or Private Placement Warrants by bidding for or purchasing shares of Common Stock or Private Placement Warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Common Stock or Private Placement Warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock or Private Placement Warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

We have agreed to indemnify the applicable Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to use our commercially reasonable efforts to cause the registration statement of which this prospectus forms a part to remain effective with respect to any securities registered hereunder pursuant to such agreement until: (i) such securities have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (ii) such securities have ceased to be outstanding; (iii) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer will have been delivered by us and subsequent public distribution of such securities will not require registration under the Securities Act; (iv) with respect to a Selling Securityholder party to such agreement, all such securities held by such Selling Securityholder could be sold pursuant to Rule 144 without restriction on volume or manner of sale in any three-month period and without the requirement for us to be in compliance with the public information required under Rule 144; or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. Under each Subscription Agreement, we have agreed to our commercially reasonable efforts to maintain the continuous effectiveness of the registration statement of which this prospectus forms a part with respect to any securities registered hereunder pursuant to such agreement until: (A) with respect to a Selling Securityholder party to such agreement, such Selling Securityholder ceases to hold any such securities; (B) the date all such securities held by such Selling Securityholder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144, and without the requirement for us to be in compliance with the current public information required under Rule 144; or (C) when such securities shall have ceased to be outstanding or three years from the date of effectiveness of such registration statement; or (B) such shorter period upon which such Selling Securityholder has notified us that such securities have actually been sold. Under the warrant agreement, we have agreed to maintain the effectiveness of this prospectus in respect of the shares of Common Stock issuable upon the exercise of the Public Warrants and the Private Placement Warrants until the expiration or redemption of such Private Placement Warrants. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering.

Selling Securityholders may use this prospectus in connection with resales of shares of our Common Stock and Private Placement Warrants. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our Common Stock or Private Placement Warrants and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Common Stock or Private Placement Warrants they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our Common Stock or Private Placement Warrants.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock or Private Placement Warrants to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus, as amended or supplemented. To the extent that such transferees are not affiliates of ours, such transferees will receive freely tradable shares of Common Stock or Private Placement Warrants pursuant to the distribution effected through this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bryan Cave Leighton Paisner LLP, Denver, CO.

EXPERTS

The consolidated financial statements of SomaLogic, Inc. appearing in SomaLogic, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our Common Stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement and the documents and exhibits incorporated by reference into this prospectus. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement or the documents incorporated by reference into this prospectus.

We are subject to the informational reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”). We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is http://www.somalogic.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information on, or that can be accessed through, our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that the Selling Stockholders sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023 (File No. 001-40090);

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2023, February 14, 2023, February 17, 2023, March 9, 2023, March 23, 2023, March 28, 2023 and April 3, 2023 (File No. 001-40090), excluding any portions furnished under Items 2.02 and 7.01;

●	The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on February 19, 2021 (File No. 001-40090) under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination or completion of the offering of securities under this prospectus (including documents filed after the initial date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting SomaLogic, Inc., 2945 Wilderness Place, Boulder, CO 80301 Attention: Investor Relations. The Investor Relations Department can be reached via telephone at (303) 625-9000. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

48,413,333 Shares of Common Stock

5,013,333 Warrants to Purchase Shares of Common Stock

10,533,333 Shares of Common Stock Underlying Warrants

838,100 Shares of Common Stock Underlying Options

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$78,824.02
FINRA filing fee	—
Exchange listing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses (including legal fees)	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$78,824.02

*	Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form S-3. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s Second Amended and Restated Certificate of Incorporation (as amended from time to time, the “Amended and Restated Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except, as permitted by the DGCL, liability in the following instances:

●	a director knowingly acted in a manner opposed to the best interests of the Company or its stockholders;

●	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or

●	a director may be found jointly and severally liable with the Company under Section 174 of the DGCL (regarding unlawful dividends and stock purchases).

As permitted by the DGCL, the Company’s Amended and Restated Bylaws (as amended from time to time, the “Bylaws”) provide that:

●	the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

●	the Company shall advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the rights conferred in the Bylaws are not exclusive.

The Company has entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Amended and Restated Certificate of Incorporation, Bylaws and the indemnification agreements entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.

The Company has directors’ and officers’ liability insurance for securities matters.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement.

Exhibit		Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date
2.1†	Merger Agreement, as amended by the First Amendment thereto dated May 12, 2021 and the Second Amendment thereto dated July 15, 2021 (included as Annex A to the Proxy Statement/Prospectus which forms a part of the S-4/A).	S-4/A	2.1	08/05/2021
3.1	Second Amended and Restated Certificate of Incorporation of SomaLogic, Inc.	8-A/A	3.1	09/01/2021
3.2	Amended and Restated Bylaws of SomaLogic, Inc.	8-A/A	3.2	09/01/2021
4.1	Specimen Common Stock Certificate.	S-4/A	4.1	08/05/2021
4.2	Warrant Agreement.	8-K	10.1	02/26/2021
5.1	Legal Opinion of Bryan Cave Leighton Paisner LLP	POS AM	5.1	07/22/2022
23.1	Consent of Ernst & Young LLP, independent registered accounting firm for SomaLogic, Inc.
23.2	Consent of Bryan Cave Leighton Paisner LLP (included as part of Exhibit 5.1).	POS AM	23.2	07/22/2022
24.1	Power of Attorney (included with the signature page of the Form S-1 filed on October 1, 2021).*	S-1		10/01/2021

ITEM 17. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on April 14, 2023.

SOMALOGIC, INC.

By:	/s/ Shaun Blakeman
Shaun Blakeman Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adam Taich	Interim Chief Executive Officer	April 14, 2023
Adam Taich	(Principal Executive Officer)

/s/ Shaun Blakeman	Chief Financial Officer	April 14, 2023
Shaun Blakeman	(Principal Financial and Accounting Officer)

	Chairman of the Board	April 14, 2023
Jason Ryan

*	Director	April 14, 2023
Robert Barchi

	Director	April 14, 2023
Tom Carey

*	Director	April 14, 2023
Eli Casdin

*	Director	April 14, 2023
Troy Cox

	Director	April 14, 2023
Kathy Hibbs

*	Director	April 14, 2023
Anne Margulies

	Director	April 14, 2023
Tycho Peterson

*	Director	April 14, 2023
Richard Post

*By:	/s/ Shaun Blakeman
Shaun Blakeman Attorney-in-Fact

/s/ Ruben Gutierrez
Ruben Gutierrez Attorney-in-Fact